UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Amendment No. 1 to Proxy Statement

for 2023 Annual Meeting of Stockholders

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement of Galaxy Gaming, Inc., a Nevada corporation (the “Company”) for its 2023 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on May 5, 2023. The “Stockholders Entitled To Vote” section on page 1 of the Proxy statement erroneously reported the Company’s total outstanding shares to be 25,032,990 as of April 17, 2023. In addition, the “Securities Ownership” Table on page 11 of the proxy statement erroneously reported the Company’s total outstanding shares to be 25,032,990 as of April 17, 2023.

AMENDMENT TO PROXY STATEMENT

The second sentence under the Stockholders Entitled To Vote section on page 1 of the Proxy statement is hereby amended and restated to read as follows:

“At the close of business on April 17, 2023, 24,458,490 shares of common stock were outstanding.”

The second sentence under the “Securities Ownership” table on page 11 of the proxy statement is hereby amended and restated to read as follows:

“The percentages are based upon a total of 24,458,490 shares of common stock outstanding as of April 17, 2023, and includes shares which the individuals shown have the right to acquire upon exercise of stock options that are vested or vest within 60 days following April 17, 2023.”

The percentages shown in the “Securities Ownership” table in the proxy statement are correct and based on 24,458,490 outstanding shares of common stock.

No other changes have been made to the proxy statement or to the matters to be considered by the stockholders. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the proxy statement.